Exhibit 99.2

AMENDMENT NO. 1 TO RIGHTS AGREEMENT

THIS AMENDMENT NO. 1 TO RIGHTS AGREEMENT, dated as of April 18, 2001, is between MNB BANCSHARES, INC., a Delaware corporation (the "Company"), and SECURITY
NATIONAL BANK, a national banking association with its main office located in Manhattan, Kansas (the "Rights Agent"), and amends the Rights Agreement, dated as of March 20, 2001, between the Company and the Rights Agent (the "Rights Agreement").

RECITALS

A.	The Board of Directors of the Company
anticipate approving an Agreement and Plan of Merger (the "Merger Agreement") among the Company, Landmark Bancshares, Inc., a Kansas corporation ("Landmark"), and Landmark Merger Company, a Delaware corporation formed by the Company and Landmark ("Merger Company"), providing for the merger of the Company and Landmark with and into Merger Company (the "Merger").

B.	The board of directors of the Company has
determined that the Merger is fair to and in the best interests of the Company and its stockholders.

C.	The willingness of Landmark and Merger
Company to enter into the Merger Agreement is conditioned on, among other things, the amendment of the Rights Agreement on the terms set forth herein.

D.	Section 27 of the Rights Agreement provides
that, among other things, as long as the Rights are then redeemable, the Company may in its sole and absolute discretion, and the Rights Agent shall if the Company so directs, supplement or amend any provision of the Rights Agreement in any respect without the approval of any holders of the Rights;

NOW, THEREFORE, in consideration of the premises and mutual agreements set forth in the Rights Agreement and this Amendment, the parties hereby agree as follows:

AGREEMENTS

Section 1.	Section 1 of the Rights Agreement is
hereby amended by adding the following definitions thereto:

"Merger Company" shall mean Landmark Merger
Company, a Delaware corporation.

"Merger" shall mean the merger of the Company and Landmark with and into Merger Company as contemplated by the Merger Agreement.

"Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of April 19, 2001, among Landmark, the Company and Merger Company, as the same may be amended in accordance with the terms thereof.

"Landmark" shall mean Landmark Bancshares, Inc., a
Kansas corporation.

Section 2.	Section 1(a) of the Rights Agreement
is hereby amended by adding to the end thereof the following:

"Notwithstanding anything to the contrary contained herein, neither Landmark nor Merger Company shall be or become an "Acquiring Person" (and no Stock Acquisition Date shall occur) as a result of (i) the announcement of the Merger, or (ii) the execution of the Merger Agreement (or any amendments thereto in accordance with the terms thereof) or the consummation of the transactions contemplated by the Merger Agreement (including, without limitation, the Merger)."

Section 3.	Section 3(a) of the Rights Agreement
is hereby amended by adding to the end thereof the following:

"Notwithstanding anything to the contrary contained herein, no Distribution Date shall occur as a result of (i) the announcement of the Merger, or (ii) the execution of the Merger Agreement (or any amendments thereto in accordance with the terms thereof) or the consummation of the transactions contemplated by the Merger Agreement (including, without limitation, the Merger), and no Distribution Date will, in any event, occur prior to the later of the effective time of the Merger or the termination of the Merger Agreement."

Section 4.	Section 7(a) of the Rights Agreement
is hereby amended by deleting the word "or" immediately prior to the symbol "(iii)" and adding a comma thereafter, and by adding to the end of Section 7(a) the following: "or (iv) immediately prior to the effective time of the Merger."

Section 5.	Section 11 of the Rights Agreement is
hereby amended by adding to the end thereof the following:

"(p)	Notwithstanding anything to the contrary
contained herein, the provisions of this Section 11 will not apply to or be triggered by (i) the announcement of the Merger, or (ii) the execution of the Merger Agreement (or any amendments thereto in accordance with the terms thereof) or the consummation of the transactions contemplated by the Merger Agreement (including, without limitation, the Merger)."

Section 6.	Section 13 of the Rights Agreement is
hereby amended by adding to the end thereof the following:

"(f)	Notwithstanding anything to the contrary
contained herein, the provisions of this Section 13 will not apply to or be triggered by the execution of the Merger Agreement (or any amendments thereto in accordance with the terms thereof) or the consummation of the transactions contemplated by the Merger
Agreement (including, without limitation, the Merger)."

Section 7.	The Rights Agent shall not be liable
for or by reason of any of the statements of fact or recitals contained in this Amendment.

Section 8.	The term "Agreement" as used in the
Rights Agreement shall be deemed to refer to the Rights Agreement as amended by this Amendment No. 1.

Section 9.	Except as set forth herein, the Rights
Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

Section 10.	This Amendment No. 1 may be
executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed, all as of the day and year first above written.

ATTEST:	MNB BANCSHARES, INC

By: ___________________________
      Mark A. Herpich
      Secretary

By: ___________________________
      Patrick L. Alexander
      President and Chief Executive Officer





ATTEST:  SECURITY NATIONAL BANK

By: ___________________________
      Mark A. Herpich
      Cashier

By: ____________________________
      Patrick L. Alexander
      President and Chief Executive Officer